Exhibit 99.2

MAZU NETWORKS, INC.

CONDENSED BALANCE SHEET

(Unaudited)

	September 30 2008	December 31 2007
Assets
Current assets:
Cash and cash equivalents	$3,797,615	$2,101,992
Accounts receivable from customers, net of reserves	1,961,918	2,003,099
Accounts receivable from related parties	—	162,482
Inventory	603,755	791,431
Prepaid expenses	102,042	104,754

Total current assets	6,465,330	5,163,758
Property and equipment, net (Note 2)	657,167	696,062
Other assets	78,948	99,560
Restricted cash	56,009	56,009

Total assets	$7,257,454	$6,015,389

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$425,729	$571,722
Accrued expenses	1,527,959	1,113,767
Deferred revenue	5,086,465	4,079,097
Current portion of loan payable	658,412	—
Current portion of capital lease obligations	1,417	4,419

Total current liabilities	7,699,982	5,769,005
Deferred revenue, net of current portion	128,235	43,192
Loan payable (Note 4)	3,802,620	4,461,032
Refundable exercise price of restricted common stock	169	1,063
Preferred stock warrants	401,766	418,321
Commitments (Note 5)
Stockholders’ deficit:
Redeemable convertible preferred stock at redemption and liquidation value (Note 6)	47,549,240	42,549,240
Common stock, $0.0001 par value: Authorized – 335,718,900 shares Issued – 15,790,782 and 15,526,447 shares at September 30, 2008 and December 31, 2007 , respectively	1,579	1,553
Additional paid-in capital	686,522	619,675
Accumulated deficit	(53,004,287)	(47,839,320)
Treasury stock, 1,142,167 shares, at cost	(8,372)	(8,372)

Total stockholders’ deficit	(4,775,318)	(4,677,224)

Total liabilities and stockholders’ deficit	$7,257,454	$6,015,389

See accompanying notes.

MAZU NETWORKS, INC.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30
	2008	2007
Product revenues	$6,581,959	$7,129,781
Maintenance and service revenues	3,610,563	2,705,475

Total revenues	10,192,522	9,835,256
Cost of revenues – product	1,275,041	1,878,896
Cost of revenues – service	452,977	247,814

Cost of revenues	1,728,018	2,126,710

Gross margin	8,464,504	7,708,546
Operating expenses:
Research and development	3,265,336	2,759,770
Selling, general, and administrative	10,104,549	9,193,981

Total operating expenses	13,369,885	11,953,751

Loss from operations	(4,905,381)	(4,245,205)
Interest expense	(372,704)	(433,702)
Interest and other income, net	113,118	179,841

Net loss	$(5,164,967)	$(4,499,066)

See accompanying notes.

MAZU NETWORKS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30
	2008	2007
Operating activities
Net loss	$(5,164,967)	$(4,499,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative change in accounting principle
Change in fair value of warrants	(33,971)	(27,842)
Issuance of warrants to reseller	17,414	77,000
Non-cash interest expense	114,013	7,795
Stock-based compensation expense	61,184	29,734
Depreciation and amortization	413,624	372,846
Changes in assets and liabilities:
Accounts receivable	203,663	(217,213)
Inventory	187,676	(153,534)
Prepaid expenses and other assets	2,712	8,379
Accounts payable	(145,993)	(120,598)
Accrued expenses	346,788	157,981
Deferred revenue	1,092,411	1,441,569

Net cash used in operating activities	(2,905,446)	(2,922,949)
Investing activity
Purchases of property and equipment	(374,726)	(341,226)

Net cash used in investing activities	(374,726)	(341,226)

Financing activities
Proceeds from sale of redeemable convertible preferred stock, net of issuance costs of $26,000	4,974,000	—
Proceeds from exercise of common stock options	4,797	23,284
Proceeds from issuance of loan payable	—	2,000,000
Payments under loan payable	—	(233,915)
Other financing activities	(3,002)	(17,996)

Net cash provided by financing activities	4,975,795	1,771,373

Increase/(decrease) in cash and cash equivalents	1,695,623	(1,492,802)
Cash and cash equivalents at beginning of year	2,101,992	5,012,858

Cash and cash equivalents at end of year	$3,797,615	$3,520,056

See accompanying notes.

1. Operations

Mazu Networks, Inc. (the “Company”) was incorporated and commenced operations as a Delaware corporation on May 23, 2000, and is engaged in the development and sale of network infrastructure software.

The Company is subject to risks common to technology-based companies including, but not limited to, the development of new technology, development of markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital as needed to meet its product plans. The Company has a limited operating history and, due to the Company’s stage of development, it has incurred significant operating losses since inception. The Company has incurred cumulative losses to date, and expects to incur a loss in fiscal year 2008. The Company’s ultimate success is dependent upon its ability to successfully develop and market its products.

2. Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Basis of Presentation

The accompanying condensed balance sheet as of September 30, 2008, the condensed statements of operations for the nine months ended September 30, 2008 and September 30, 2007, and the condensed statements of cash flows for the nine months ended September 30, 2008 and September 30, 2007 are unaudited. The accompanying condensed statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2007.

The accompanying condensed financial statements have been prepared in accordance with United States generally accepted accounting principles, or GAAP. They do not include all of the financial information and footnotes required by GAAP for complete financial statements. The Company believes the condensed unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of our balance sheet as of September 30, 2008, and our results of operations and cash flows for the nine months ended September 30, 2008 and September 30, 2007. All adjustments are of a normal recurring nature. The results for the nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the provisions of the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-4, Deferral of the Effective Date of a Provision of SOP 97-2, and SOP No. 98-9, Modification of

SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Accordingly, the Company recognizes revenue from product sales upon delivery to the customer, provided that there are no uncertainties regarding customer acceptance, there is persuasive evidence of an arrangement, the sales price is fixed or determinable, and collection of the related receivable is probable.

The Company uses the residual method to recognize revenue when a contract includes one or more elements to be delivered at a future date, and vendor specific objective evidence (“VSOE”) of the fair value of all undelivered elements (typically maintenance and professional services) exists. Under the residual method, the Company defers revenue recognition of the fair value of the undelivered elements and allocates the remaining portion of the arrangement fee to the delivered elements, and recognizes it as revenue, assuming all other conditions for revenue recognition have been satisfied. This typically happens when installation of the product at the customer site is complete.

As part of an arrangement, the Company typically sells maintenance contracts to its customers. Maintenance services include technical support, as well as rights to unspecified upgrades and enhancements, when and if the Company makes them generally available. The Company recognizes revenues from maintenance services ratably over the term of the maintenance contract period based on VSOE of fair value. VSOE of fair value is based upon the amount charged for maintenance when purchased separately, which is typically done when customers renew their support agreements.

The Company’s warranty period on software and hardware is typically 90 days. Allowances for estimated uncollectible amounts, returns, and credits are recorded in the same period as the related revenues. Warranty claims have not been material historically.

Deferred revenues represent: (i) amounts the Company had the contractual rights to invoice, and (ii) cash received from customers for products and services in advance of revenue recognition.

Cost of revenues consists primarily of hardware and support personnel salaries, and related costs and depreciation for evaluation equipment.

The Company records revenue net of applicable sales tax collected and remitted to state and local taxing jurisdictions. Taxes collected from customers are recorded as a liability in the balance sheet.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company implemented Statement of Financial Accounting Standards No. 157, Fair Value Measurement, or SFAS 157, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provisions of FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, the Company has elected to defer implementation of SFAS 157 as it relates to its non-financial assets and non-financial liabilities until January 1, 2009. The Company is evaluating the impact, if any, this standard will have. In October 2008, the FASB issued FSB SFAS 157-3, Determining the Fair Value of a Financial Asset when the Market for that Asset is Not Active (“FSB 157-3”), to clarify how an entity would determine fair value in an inactive market. The adoption of FSB 157-3 in October 2008 did not have an impact on the Company’s financial statements.

In accordance with SFAS 157, the Company measures its cash equivalents at fair value. All of the Company’s cash equivalents are classified within Level 1. This is because the Company’s cash equivalents are valued using observable inputs that reflect quoted prices (unadjusted) for identical assets in active markets.

The Company’s warrants are classified as Level 3. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect our own assumptions in measuring fair value. The value of these warrants is calculated the Black-Scholes model. These warrants and the respective assumptions are discussed further in Note 8.

Other financial instruments consist of accounts receivable, accounts payable, capital lease obligations, and loans payable. The estimated fair value of these financial instruments approximates their carrying value.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. The Company’s cash and cash equivalents consist of cash and money market funds.

Concentration of Credit Risk

The Company maintains its cash and cash equivalent balances with an accredited financial institution. The Company does not require collateral. The Company performs ongoing evaluations of customers’ financial condition, and has not historically experienced significant credit losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

For the nine-months ended September 30, 2008 and 2007, no customer comprised more than 10% of total revenues. At September 30, 2008, one customer, “Customer A”, represented 11% of total accounts receivable. At September 30, 2007, one customer, “Customer B”, represented 12% of total accounts receivable.

Inventory

Inventory consists primarily of hardware and related component parts and is stated at the lower of cost (on a first-in, first-out basis) or market. Inventory is comprised of the following:

	September 30, 2008	December 31, 2007
Raw materials	$131,494	$340,555
Finished goods	180,060	204,340
Deferred cost of product revenue	292,201	246,536

Total	$603,755	$791,431

Software Development Costs

All of the Company’s research and development expenses have been charged to operations as incurred. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, the Company will capitalize material software development costs incurred after the technological feasibility of software development projects has been established. For the nine months ended September 30, 2008 and 2007, no software development costs met the criteria for capitalization.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation and amortization, by charges to operations on a straight-line basis, in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

Asset Classification	September 30 2008	December 31 2007	Useful Life
Furniture and fixtures	$82,950	$52,616	5 years
Computers, network equipment, and software	3,801,866	3,606,686	2 – 3 years
Evaluation equipment	1,330,673	1,181,461	2 years
Leasehold improvements	153,992	153,992	5 years
Equipment under capital lease	510,624	510,624	3 years

Total Property and equipment	5,880,105	5,505,379
Accumulated depreciation and amortization	(5,222,938)	(4,809,317)

Property and equipment, net	$657,167	$696,062

Expenditures for maintenance and repairs are charged to income as incurred. Depreciation and amortization expense for the nine-months ended September 30, 2008 and 2007 was $413,624 and $372,846, respectively.

Stock-Based Compensation

Upon adoption of SFAS No. 123(R), the Company selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The fair value of stock option awards subsequent to January 1, 2006 is amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Expected volatility was calculated based on reported data for a peer group of publicly traded companies for which historical information was available. The average expected life was determined according to the SEC shortcut approach as described in SAB No. 107 and No. 110, Disclosure about Fair Value of Financial Instruments, which is the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate is determined by reference to U.S. Treasury Securities with a seven-year maturity. The assumptions used in the Black-Scholes option-pricing model are as follows for stock options issued during the nine months ended September 30, 2008 and 2007:

	2008	2007
Risk-free interest rates	3.00% - 3.50%	4.54% - 5.08%
Expected dividend yield	—%	—%
Expected lives	6.25 years	6.25 years
Expected volatility	46% - 50%	46% - 50%
Weighted-average fair value for option awards	$0.04	$0.04

Forfeitures are estimated based on the Company’s historical analysis of actual stock option forfeitures. The Company has used a nominal estimated forfeiture rate in calculating its stock-based compensation expense for the nine months ended September 30, 2008 and 2007.

As of September 30, 2008, there was approximately $278,000 of total unrecognized compensation expense related to non-vested share-based compensation arrangements granted under all equity compensation plans. Stock-based compensation expense in the nine months ended September 30, 2008 and 2007, was $61,184 and $29,734, respectively.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive net loss is the same as net loss for the nine months ended September 30, 2008 and 2007.

Shipping and Handling Costs

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees, the Company has classified the reimbursement by customers of shipping and handling costs as revenue, and the associated cost as cost of revenue. Reimbursed shipping and handling costs were not material during the periods ended September 30, 2008 and 2007.

Advertising Costs

Costs incurred for production and communication of advertising initiatives are expensed when incurred. Advertising expenses amounted to approximately $217,000 and $182,000 for the nine months ended September 30, 2008 and 2007, respectively.

New Accounting Pronouncements

In February 2008, the FASB issued Staff Position (FSP) No. 157-2, which delayed the effective date of SFAS No. 157 one year for all non-financial assets and non-financial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis. Assets and liabilities measured at fair value under SFAS No. 157 in the nine months ended September 30, 2008 did not have a material impact on our financial statements. In accordance with FSP No. 157-2, the Company will measure the remaining assets and liabilities no later than the quarter ended March 31, 2009, and have not yet determined the impact of this standard on its financial statements.

3. Income Taxes

The Company accounts for federal and state income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse. The Company records a valuation allowance to reduce its deferred tax assets to the amount of future tax benefit that is more likely than not to be realized. At September 30, 2008 and December 31, 2007 the deferred tax assets were fully reserved.

In July 2006 the Financial Accounting Standards Board (“FASB”) issued Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions taken or expected to be taken in a company’s income tax return. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The Company is required to adopt FIN 48 on January 1, 2009. The Company does not expect that the adoption of FIN 48 will have a material impact the Company’s financial position or results of operations.

Since inception the Company has incurred operating losses and, accordingly, has not recorded a provision for income taxes for any of the periods presented.

4. Debt

During June 2005, the Company entered into a loan and security agreement with a financing institution (the “Loan Agreement”), which provides a line of credit for equipment financing, payoff of existing debt, and funds for general corporate purposes up to $3,000,000 (the “2005 Loan Commitment”). Borrowings outstanding under the Loan Agreement are secured by all assets of the Company. In connection with the Loan Agreement, the Company issued to the financing institution a warrant to purchase 406,888 shares of Series C Preferred Stock at a price per share of $0.2213. The value of these warrants, $76,000 was recorded as a deferred financing cost, and was amortized to interest expense over the drawdown period of the 2005 Loan Commitment. In 2005, the Company borrowed $750,000 under the 2005 Loan Commitment.

The Loan Agreement originally provided for a one-year drawdown period originally ending on June 30, 2006. During June 2006, the Company amended the Loan Agreement to extend the drawdown period for the 2005 Loan Commitment to end on June 30, 2007 and to modify the payment schedule as follows: monthly payments of interest only at a variable rate of the prime lending rate plus 225 basis points per annum until June 30, 2007, followed by 36 fixed monthly payments of principal and interest at a rate equal to the prime rate at June 30, 2007 plus 225 basis points, and then an interest-only payment equal to 9% of the amount borrowed. The Company began accreting the interest-only payment of $270,000 due at the end of the payment term over the term of the 2005 Loan Commitment using the effective interest method. In connection with the amendment, the Company issued to the financing institution a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213 in exchange for cash consideration of $100. The value of the warrants, $29,000, was recorded as a deferred financing cost, and was being amortized to interest expense over the repayment term of the 2005 Loan Commitment, as amended.

In December 2006, the Company borrowed the remaining $2,250,000 in funds available under the 2005 Loan Commitment, increasing the total amount owed to the lender to $3,000,000. In connection with the drawdown of the remaining funds, the Company issued a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213 to the financing institution (Note 7). The value of these warrants, $29,000, was recorded as a deferred financing cost, and was being amortized to interest expense over the remaining term of the 2005 Loan Commitment, as amended.

In June 2007, the Company received additional debt financing in the amount of $2,000,000 (the “2007 Loan Commitment”), which the lender agreed to provide pursuant to terms of a second amendment to the Loan Agreement, which is payable in monthly payments of interest only at a variable rate of the then current prime lending rate plus 225 basis points per annum until December 31, 2007, followed by 30 fixed monthly payments of principal and interest at a rate equal to the prime rate at December 31, 2007 plus 225 basis points, and then an interest-only payment equal to 9% of the amount borrowed. . The Company began accreting the incremental interest-only payment of $180,000 due at the end of the payment term ratably over the term of the 2007 Loan Commitment using the effective interest method. In connection with this amendment, the Company issued a warrant to purchase 723,000 shares of Series D Preferred Stock at a price per share of $0.2213 to the financing institution (Note 7). The value of these warrants, $78,000, and the unamortized balance from the previously issued warrants, $43,339, was recorded as a deferred financing cost, and is being amortized to interest expense over the 2007 Loan Commitment period.

In April 2008, the Company amended the Loan Agreement to modify the payment schedules under both the 2005 and 2007 Loan Commitments as follows (the “2008 Loan Commitment”): monthly payments of interest only at a variable rate of the prime lending rate plus 225 basis points per annum until March 31, 2009, followed by 36 fixed monthly payments of principal and interest at a rate equal to the prime rate at March 31, 2009 plus 225 basis points and then an interest-only payment of $550,000 due in May 2012. The Company is accreting the interest-only payment of $550,000 due at the end of the payment term ratably over the term of the 2008 Loan Commitment using the effective interest method. Future maturities of the Loan Agreement as amended in April 2008 are as follows:

Fiscal Year	Amount
2008	$—
2009	999,486
2010	1,447,921
2011	1,591,624
2012	422,001

$4,461,032

The Loan Agreement does not have any financial covenants or any subjective acceleration clauses; however, it does contain certain restrictive covenants. In the event the Company was in default of any of these covenants, the financing institution would have the right to call all amounts due under term notes outstanding. As of September 30, 2008, the Company was not in compliance with all covenants, but received a waiver for those in which it was not in compliance.

5. Commitments

The Company leases certain equipment and facilities under operating and capital lease arrangements, and is obligated to pay monthly rent through January 2009.

Rent expense for the nine months ended September 30, 2008 and 2007 was approximately $492,750 and $340,466, respectively. In connection with the facilities lease agreement, the Company has placed in escrow $56,009 as a deposit on the facility. This amount is included in restricted cash as of September 30, 2008 and December 31, 2007 in the accompanying balance sheets.

6. Stockholders’ Equity

Redeemable Convertible Preferred Stock

The Company has authorized 224,615,638 shares at September 30, 2008 and 202,321,871 shares at December 31, 2007 of redeemable convertible preferred stock, of which 132,707,163 and 110,123,398 shares are issued and outstanding at September 30, 2008 and December 31, 2007, respectively as follows:

	September 30 2008	December 31 2007
Series A/A-1 redeemable convertible preferred stock (Series A Preferred Stock), $0.0001 par value:
Authorized – 7,797,500 shares at September 30, 2008 and December 31, 2007
Issued and outstanding – 7,737,500 shares at September 30, 2008 and December 31, 2007, at liquidation and redemption value	$7,737,500	$7,737,500
Series B/B-1 redeemable convertible preferred stock (Series B Preferred Stock), $0.0001 par value:
Authorized – 14,731,321 shares at September 30, 2008 and December 31, 2007
Issued and outstanding – 14,656,053 shares at September 30, 2008 and December 31, 2007, at liquidation and redemption value	15,388,854	15,388,854
Series C/C-1 redeemable convertible preferred stock (Series C Preferred Stock), $0.0001 par value:
Authorized – 137,362,054 shares at September 30, 2008 and December 31, 2007
Issued and outstanding – 55,362,283 shares at September 30, 2008 and December 31, 2007 , at liquidation and redemption value	12,251,673	12,251,673
Series D redeemable convertible preferred stock (Series D Preferred Stock), $0.0001 par value:
Authorized – 64,724,763 shares at September 30, 2008 and 42,430,996 shares at December 31, 2007
Issued and outstanding – 53,484,406 shares at September 30, 2008 and 32,367,562 at December 31, 2007, at liquidation and redemption value	12,171,213	7,171,213

	$47,549,240	$42,549,240

In March 2008, the Company issued 22,593,765 shares of Series D Preferred Stock, resulting in proceeds of $5,000,000.

The rights, preferences, and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (the “Preferred Stock”) are listed below:

Dividends

The Company shall not declare or pay any dividends on shares of common stock unless the holders of the Preferred Stock then outstanding receive an amount per share (on an as-converted basis) equal to the dividends declared, set aside, or paid per share of common stock.

Voting Rights

The Series A, B, C, and D Preferred Stockholders are entitled to vote on all matters with the common stockholders as if they were one class of stock. The Series A, B, C, and D Preferred Stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of the respective Preferred Stock is then convertible.

Redemption

Upon receiving notice from a majority of Preferred Stockholders requesting that shares of Preferred Stock be redeemed, out of funds legally available, the Company will be required to redeem, subject to certain conditions and not less than 60 days following receipt of notice, the maximum percentage of Series A, B, C, and D Preferred Stock, as listed in the following table, at a rate of $1.00, $1.05, $0.22, and $0.22 per share, respectively, plus any dividend declared but unpaid thereon for each holder that requests redemption, subject to any stock dividend, stock split, combination, or other similar recapitalization affecting such shares.

Earliest Redemption Dates	Maximum Portion of Shares of Preferred Stock to Be Redeemed
January 21, 2010	33%
January 21, 2011	50%
January 21, 2012	100%

Conversion

All shares of the Series A, B, C, and D Preferred Stock shall be automatically converted into shares of common stock upon the firm commitment of an initial public offering at a per share price of at least $5.00 (subject to appropriate adjustment any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), and resulting in net proceeds to the Company of at least $25,000,000. Each share of Series A and B Preferred Stock is convertible into 2.27 and 2.30 shares of common stock, at the option of the holder. Each share of Series C and D Preferred Stock is convertible at the option of the holder into one share of common stock, adjusted for certain dilutive events, as defined.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, as defined, the holders of the Series A, B, C, and D Preferred Stock then outstanding will be entitled to be paid an amount greater than (i) $1.00, $1.05, $0.22, and $0.22 per share, respectively, plus any dividends declared but unpaid on such shares, or (ii) such amount per share as would have been payable had each such share been converted into common stock pursuant to any liquidation prior to any payment to common stockholders. If the funds of the Company are insufficient to redeem the total number of redeemed shares, the holders of Preferred shares shall share ratably in any funds legally available for distribution of such shares in proportion to the respective amounts which would otherwise be payable if such shares were paid in full. Amounts remaining after payment to the Series A, B, C, and D Preferred Stockholders, if any, will be shared among all holders of stock junior to the Preferred Stock.

7. Stock Options

In May 2000, the Company’s Board of Directors (the “Board”) approved the 2000 Stock Plan (the “2000 Plan”), which was amended in October 2000. The 2000 Plan provides for the granting of incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”), awards of common stock, and the sale of common stock to key employees, directors, and consultants of the Company. Under the 2000 Plan, the Board may authorize the sale of common stock to employees, directors, and consultants of the Company. The purchase price for the common stock shall be determined by the Board, but shall not be less than the fair market value on the date of the grant. In addition, for each grant, the Board will determine the terms under which the Company may repurchase such shares.

Under the 2000 Plan, the Board may grant ISOs and NSOs to key employees, directors, and consultants of the Company. ISOs may be granted only to employees, with the exercise price not less than 100% of the fair market value on the date of grant, or in the case of 10% or greater shareholders, not less than 110% of the fair market value. NSOs may be granted to key employees, directors, or consultants of the Company. The exercise price of each non-qualified stock option shall be determined by the Board, but shall not be less than the par value of the common stock on the date of grant. In general, the vesting period for common stock options is four years. All stock options issued under the 2000 Plan expire within ten years, or in the case of 10% or greater stockholders, within five years.

Employees are able to exercise options before those options are vested. The shares received upon early exercise are restricted subject to vesting conditions which match the original option vesting schedule. The Company has the right to purchase back from terminated employees, at the original purchase price, some or all of the common stock unvested common stock at the date of termination. The cash paid for the exercise price for these types of exercises is considered a deposit or a prepayment of the exercise price which is recognized by the Company as a liability until the restriction lapses. Furthermore, these shares are not considered issued for accounting purposes until they vest.

8. Warrants

As of September 30, 2008, the company had the following warrants vested outstanding:

Number of Shares	Series of Convertible Preferred Stock	Conversion Ratio
60,000	Series A	2.17:1
74,286	Series B	2.19:1
2,300,548	Series C	1.00:1
1,627,043	Series D	1.00:1

In connection with the June 2006 amendment to the Company’s Loan Agreement (Note 4), the Company issued to the financing institution a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213. The value of the warrant, $29,000, was deferred and amortized as additional interest expense over the term of the Loan Agreement, as amended. The value was calculated using the Black-Scholes model with the following assumptions: 40% volatility, seven-year contractual term, 0% dividends, and 4.0% risk-free interest rate.

In December 2006, in connection with the drawdown on the Loan Agreement (Note 4), the Company issued to the financing institution a warrant to purchase 271,125 shares of Series C Preferred Stock at a price per share of $0.2213. The value of the warrant, $29,000, was deferred and amortized as additional interest expense over the term of the Loan Agreement, as amended. The value was calculated using the Black-Scholes model with the following assumptions: 40% volatility, seven-year contractual term, 0% dividends, and 4.0% risk-free interest rate.

In June 2007, the Company received additional debt financing in an amendment to the 2005 Line of Credit. In connection with this amendment, the Company issued a warrant to purchase 723,000 shares of Series D Preferred Stock at a price per share of $0.2213 to the financing institution. The value of these warrants, $78,000, and the unamortized balance from the previously issued warrants, $43,339, was recorded as a deferred financing cost, and is being amortized to interest expense over the amended repayment period. The value was calculated using the Black-Scholes model with the following assumptions: 40% volatility, seven-year contractual term, 0% dividends, and 4.0% risk-free interest rate.

During the nine months ended September 30, 2008 and 2007, the Company recognized non-cash interest expense related to the amortization of deferred financing costs of $20,612 and $12,445, respectively. As of September 30, 2008 and December 31, 2007, unamortized deferred financing costs of $78,948 and $99,560 are included as other assets in the accompanying balance sheet.

During 2006, the Company entered into an agreement with a reseller which contained provisions under which the reseller would receive up to 9,040,434 warrants to purchase Series D Preferred Stock. The Company accounts for these warrants in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products). In the nine months ended September 30, 2008 and 2007, the Company recorded a reduction in revenues of $17,414 and $77,000, respectively, for these warrants.

Effective January 1, 2006, the Company adopted FASB Staff Position FAS 150-5, Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable (“FSP 150-5”), which requires that warrants to purchase redeemable preferred stock be classified as liabilities upon adoption. In the nine months ended September 30, 2008 and 2007 the Company recorded other income of $33,971 and $27,842 as a result of changes in the fair value of all outstanding warrants to purchase redeemable preferred stock.

9. 401(k) Profit Sharing Plan

In January 2001, the Board adopted the Mazu Networks, Inc. 401(k) Plan (the “Plan”). All employees are eligible to contribute 1% to 15% of their annual compensation, subject to IRS limitations. The Company may elect to make discretionary contributions to the Plan. There have been no discretionary contributions made by the Company to date.

10. Related Party Transactions

During the nine months ended September 30, 2008 and 2007, the Company recognized revenue from the sale of products and services to one of its Preferred Stockholders for a total of approximately $122,000 and $201,000, respectively.

11. Subsequent Events

On January 20, 2009, The Company entered into an Agreement of Merger with Riverbed Technology, Inc. pursuant to which, upon the terms and subject to the conditions set forth therein; (a) Mazu became a wholly-owned subsidiary of Riverbed; and (b) Riverbed Technology, Inc: (i) acquired all of the outstanding securities of Mazu; (ii) made payments totaling approximately $25.0 million in cash promptly following the closing; and (iii) will potentially make payments totaling up to $22.0 million in cash based on achievement of certain bookings targets for the one-year period from April 1, 2009 through March 31, 2010. The closing of the Merger occurred on February 19, 2009.